Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280368

NUVEEN GLOBAL CITIES REIT, INC.

SUPPLEMENT NO. 8 DATED OCTOBER 29, 2026

TO THE PROSPECTUS DATED APRIL 10, 2026

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Nuveen Global Cities REIT, Inc., dated April 10, 2026 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to disclose certain updates to the Prospectus.

Effective as of November 2, 2026, the second paragraph set forth in the “Suitability Standards” section of the Prospectus is hereby deleted and replaced with the following:

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $350,000; or

•	a gross annual income of at least $100,000 and a net worth of at least $100,000.

Effective as of November 2, 2026, the Alabama, Arkansas, and Iowa suitability standards set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following, and the Idaho suitability standard is hereby deleted:

Alabama Investors. An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Arkansas Investors. An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Iowa Investors. An Iowa investor’s aggregate investment in us, shares of our affiliates and other public, non-listed direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the Securities Act of 1933, as amended (the “Securities Act”) are not subject to the 10% investment limitation.

Effective as of November 2, 2026, the Form of Subscription Agreement set forth in Appendix B of the Prospectus is hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.

VGN-NREIT2-1026P

Appendix A

Effective 11/02/2026

Subscription Agreement for Shares of Nuveen Global Cities REIT, Inc.
1. YOUR INVESTMENT

Investment Amount: $	Type:	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc.

☐ By wire	Name: Nuveen Alternatives Universal | Bank Name: UMB BANK | ABA: 101000695 | DDA: 9872292030

☐ Broker-dealer/Financial advisor

Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

Share Class Selection (required)

☐	Share Class T (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class S (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

☐	Share Class I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required)

☐ Not Applicable	☐ Nuveen Employee	☐ Nuveen Officer or Director	☐ Nuveen Affiliate

2. OWNERSHIP TYPE (Select only one)

A. Account Type	B. Account Type Continued

Brokerage Account Number	Brokerage Account Number

☐ Individual Or Joint Tenant With Rights Of Survivorship	☐ IRA

☐ Corporation (please specify type):	☐ ROTH IRA

☐ S-Corporation	☐ SEP IRA

☐ C-Corporation	☐ SIMPLE IRA

☐ Partnership	☐ Other

☐ LLC

Enter the tax Classification (C = C corporation, S = S corporation, P = Partnership)

Note: Check the “LLC box” above and, in the empty space enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner. (See Form W-9 instructions at www.irs.gov).

☐ If you checked “Partnership” or “Trust,” or checked “LLC” and entered “P” check this box if you have any foreign partners, owners or beneficiaries. (See Form W-9 at www.irs.gov)

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Community Property

☐ Tenants In Common

☐ Uniform Gift/Transfer To Minors, State of

☐ Pension Plan

☐ Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

☐ Other

(Section 2 continued on page 2)

(Section 2 continued)

If you are opening any of the account types below, you must complete Appendix A, Entity Beneficial Ownership Certification, in order for the account to be established:

•	Corporation (Copy of the certified articles of incorporation and business license of the corporation must be attached)

•	Limited Liability Company

•	Partnership (Copy of partnership agreement must be attached)

•	Statutory Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

•	Non-Profit, Foundation or Other §501(c)(3) Entity (Copy of the articles of incorporation must be attached)

Check below if exempt from Beneficial Ownership Certification due to:

☐ Financial Institution regulated by a federal functional regulator
☐ Bank regulated by a state bank regulator
☐ Publicly traded corporation, Ticker/Symbol
☐ Retirement plan covered by ERISA
☐ Sole Proprietorship
☐ Unincorporated Association
☐ Governmental entity

Custodian Information (To be completed by Custodian)

Custodian Name

Custodian Tax ID #

Custodian Phone #

Custodian Address

City State Zip

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Entity Tax ID #	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)

Exempt payee code (if any)	Exemption from FATCA reporting code (if any)

Entity Address	City	State	Zip

Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)

3.	INVESTOR INFORMATION

A. Investor Name	(Investor/Trustee/Executor/Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI) Last Name	Gender
Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State Zip
Email Address

Mailing Address (if different from above)	City	State Zip

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)    Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	(MI) Last Name	Gender
Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State Zip
Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)	Country of Citizenship

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

4. ELECTRONIC DELIVERY FORM (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please initial below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery: (Initials)

Email

(If initialed and Email is blank, the email provided in Section 3A will be used.)

5. SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTION (Select Only One)

(A)  If you are NOT a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in section 5(B): ☐

If you are a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box: ☐

You will receive cash distributions if you are NOT enrolled in the Distribution Reinvestment Plan. If you are NOT enrolled in the Distribution Reinvestment Plan, please complete section 5(B) to indicate how you prefer to receive your cash distributions.

(B)  COMPLETE THIS INFORMATION TO RECEIVE CASH DISTRIBTIONS IF YOU ARE NOT PARTICIPATING IN THE DISTRIBUTION REINVESTMENT PLAN

For Custodial held accounts if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address of record (Available for Non-Custodial Investors only. )

B. ☐ Cash/Check Mailed to Third Party/Custodian
Name/Entity Name/Financial Institution
Mailing Address
City	State	Zip
Account Number (Required)

(Section 5 continued on page 5)	Page 4 of 13

(Section 5 continued)

C. ☐ Cash/Direct Deposit (Non-Custodial Investors Only.)

I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. In the event that Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name
Mailing Address
City	State	Zip
Your Bank’s ABA Routing Number	Your Bank Account Number

6. PARTICIPATING BROKER-DEALER/FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISER (“RIA”) INFORMATION

Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as one holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not made and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a Broker- Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirms by its signature, on behalf of the broker-dealer or registered investment adviser (“RIA”), as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) is in compliance with any applicable enhanced standard of conduct, including the “best interest” standard applicable to broker-dealers under Rule 15l-1 under the Securities Exchange Act of 1934. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with the most recent testing of its AML Program.

The undersigned further represents and certifies that the investor has granted said financial advisor or RIA a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

(Section 6 continued on page 6)	Page 5 of 13

(Section 6 continued)

Registered Representatives complete this section:

☐ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address

Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

RIAs complete this section:

☐ Check here if this is a discretionary account.

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address

Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If required by RIA Firm)
Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

7.  SUBSCRIBER SIGNATURES

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying docu-ments. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Note: All Items Must be Read and Initialed

I have received a copy of the Final Prospectus.

	Initials	Initials
I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $350,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000.

	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

	Initials	Initials
I am purchasing the Shares for my own account.

	Initials	Initials
I understand that the transaction price per share at which my investment will be executed will be made available at www.nuveenglobalreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

	Initials	Initials
I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I under stand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

	Initials	Initials
If I am NOT a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.

	Initials	Initials
If I am an Alabama resident, my aggregate investment in Nuveen Global Cities REIT, Inc and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Nuveen Global Cities REIT, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

(Section 7 continued on page 8)	Page 7 of 13

(Section 7 continued)

	Initials	Initials
If I am an Arkansas resident, my aggregate investment in Nuveen Global Cities REIT, Inc and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Nuveen Global Cities REIT, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
	Initials	Initials
If I am an Iowa resident, and if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in Nuveen Global Cities REIT, Inc., shares of its affiliates and other public, non-listed direct participation programs does not exceed 10% of my liquid net worth.

	Initials	Initials
If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other similar investments to not more than 10% of such investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments, as determined in conformity with GAAP.
	Initials	Initials
If I am a Kentucky resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates’ public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Massachusetts resident, my investment in Nuveen Global Cities REIT, Inc., its affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Missouri resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

	Initials	Initials
If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
New Jersey investors are advised that the Class T and S shares will be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% of the transaction price and that Class D shares will be subject to upfront selling commissions of up to 1.5% of the transaction price. Also, Class T and S shares are subject to a distribution and stockholder servicing fee equal to up to 0.85% per annum of the aggregate NAV of the respective outstanding Class T or S shares, respectively, and with respect to the Class D shares, an amount equal to up to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is available for investment and will cause the per-share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker-dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class T, S, and D shares.

(Section 7 continued on page 9)	Page 8 of 13

(Section 7 continued)

	Initials	Initials
If I am a New Mexico resident I may not invest more than 10% of my liquid net worth in shares of Nuveen Global Cities REIT, Inc., shares of its affiliates and other non-traded real estate investment trusts. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.
	Initials	Initials
If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc. and other non-traded real estate investment programs. For these purposes, “liquid net worth’ is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. The conditions does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) o Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
	Initials	Initials
If I am an Oregon resident and a non-accredited investor, I may not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc. For these purposes, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.
	Initials	Initials
If I am a North Dakota or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth.
	Initials	Initials
If I am a Puerto Rico resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-traded REITs.
	Initials	Initials
If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Washington resident, my aggregate investment in Nuveen Global Cities REIT, Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Nuveen Global Cities REIT, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
	Initials	Initials
“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

“Direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.

For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc. If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information.

(Section 7 continued on page 10)	Page 9 of 13

(Section 7 continued)

Investors may change the broker-dealer/financial advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date
Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8. MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc.

Return to:

Standard Mail:	Overnight Mail:
DST Systems, Inc. PO Box 219307 Kansas City, MO 64121-9307	DST Systems, Inc 801 Pennsylvania Ave, Suite 219307 Kansas City, MO 64105-1307

Email Delivery:

Nuveen.ai@dstsystems.com

Fax Delivery: (844) 882-0011

For Questions:

Stockholder Services: (833) 688-3368

APPENDIX A

Entity Beneficial Ownership Certification

To help the government fight financial crime, Federal regulation requires us to obtain, verify, and record information about the “Beneficial Owners” of business applicants. Businesses can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e. the beneficial owners) helps law enforcement investigate and prosecute these crimes.

As defined by relevant Federal regulation, “Beneficial Owners” are:

(1)

an individual with significant responsibility for managing the business (for example, a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and

(2)	individuals that directly or indirectly own 25% or more of the business.

For purposes of completing this application, the individual who satisfies (1) above is the “Control Person” and the individuals, if any, who satisfy (2) above are the “Beneficial Equity Owners”.

The number of individuals that satisfy the government’s definition of “Beneficial Owner” may vary. Under Section II, depending on the factual circumstances, up to four Beneficial Equity Owners (but as few as zero) may need to be identified. Regardless of the number of Beneficial Equity Owners identified under Section II, you must provide the identifying information of one Control Person under Section I. It is possible that in some circumstances the same individual might be identified under both sections (for example, the President of Acme, Inc. who also holds a 30% equity interest). Therefore, to complete this Appendix A, you must provide the identifying information of at least one individual under Section I, and up to five individuals in total (that is, one Control Person under Section I and up to four Beneficial Equity Owners that directly or indirectly own 25% or more of the business under Section II).

I. CONTROL PERSON INFORMATION

Control Person Name
Title		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Is the Control Person also a Beneficial Equity Owner who directly or indirectly owns 25% or more of the business:

☐ Yes ☐ No

Citizenship Information | The Control Person is a:

☐ U.S. citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

II. BENEFICIAL EQUITY OWNER(S) INFORMATION

Are there any other Beneficial Equity Owners who directly or indirectly own 25% or more of the business who you did not previously identify in Section I (Control Person Information):

☐ Yes ☐ No (If yes, please provide the following information for each such Beneficial Equity Owner)

Note: Not-for profit applicants do not need to identify any Beneficial Equity Owners below.

1. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

2. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

3. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

(Section II continued)

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

4. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

III. CERTIFICATION SIGNATURE

I hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature		Date

Name and Title

[1]

For foreign persons without a (SSN/ITIN), attach a copy of your passport and provide the Passport Number and Country of Issuance. In lieu of a passport, foreign persons may also provide a U.S. government-issued Alien ID or other foreign government-issued documents evidencing nationality or residence bearing a photograph or similar safeguard.

VGN-GCRSUB-0826P

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